FIRST AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made effective as of August 31, 2006, by and among NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Amended and Restated Revolving Credit Agreement, dated as of August 31, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement to clarify such provisions, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.  Amendments.

(a)  Section 1.1 of the Credit Agreement is hereby amended by:

(i)           adding the following definitions of “Approved Dealer”, “Fair Market Value”, “Investment Grade Rating”, “Marketable Securities”, “Non-Investment Grade Rating” and “Total Asset Value” in appropriate alphabetical order:

“Approved Dealer” shall mean in the case of any Marketable Security, a bank or a broker-dealer registered under the Securities Exchange Act of 1934 of nationally recognized standing or an Affiliate thereof.

“Fair Market Value” shall mean, as of any date of determination, in the case of any Marketable Security, the mean prices as determined by two Approved Dealers mutually acceptable to the Borrower and the Administrative Agent.

“Investment Grade Rating” shall mean, with respect to any Marketable Securities, any actual or implied rating of such Marketable Securities which is at or above BBB- from S&P and at or above Baa3 from Moody’s.

“Marketable Securities” shall mean (i) those certain 7.20% Senior Notes due 2028 issued by Pioneer Natural Resources Company, (ii) those certain 5.00% Senior Notes due 2015 issued by XTO Energy Inc., or (iii) those certain 8.75% Senior Notes due 2011 issued by Venoco, Inc.

“Non-Investment Grade Rating” shall mean, with respect to any Marketable Securities, any actual or implied rating of such Marketable Securities which is below BBB- from S&P or below Baa3 from Moody’s.

“Total Asset Value” shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) the Borrower’s and its Subsidiaries’ total assets as reported in the most recent public disclosures filed with the Securities and Exchange Commission (which shall include all loans and investments of the Borrower in its Subsidiaries, including those that are not Subsidiary Guarantors), plus (ii) the value, determined in accordance with GAAP, of assets acquired (including loans made) by the Borrower or its Subsidiaries subsequent to the most recent public disclosures filed with the Securities and Exchange Commission, to the extent reported to the Administrative Agent in a certificate of a Responsible Officer, minus (iii) to the extent reported or required to be reported to the Administrative Agent in a report of a Responsible Officer under Section 5.1(g), the value, determined in accordance with GAAP, of assets disposed of by the Borrower or its Subsidiaries (including loans repaid to the Borrower or its Subsidiaries) subsequent to the most recent public disclosures filed with the Securities and Exchange Commission.

(ii) replacing the definition of “Eligible Net Asset Value” in its entirety with the following:

“Eligible Net Asset Value” shall mean Total Asset Value, including fair market value of Unencumbered Overriding Royalty Interests to the extent that the fair market value of all Unencumbered Overriding Royalty Interests does not exceed in the aggregate five percent (5%) of Total Asset Value but excluding (i) all warrant positions, (ii) any assets of a subsidiary that is not a Guarantor and any assets of the Borrower and its subsidiaries not pledged to the Administrative Agent on terms and conditions satisfactory to Administrative Agent, (iii) the fair market value of all other Unencumbered Overriding Royalty Interests to the extent not expressly included as provided for above, (v) any Treasury Revolving Credit Facility Collateral, and (vi) such other assets that are not otherwise satisfactory to the Administrative Agent in its reasonable discretion.

(iii)                      and deleting the definition of “Net Asset Value.”

(b)  Section 7.12 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 7.12                                           Loans, Etc.  The Borrower will not permit at any time the aggregate amount of all unfunded commitments of the Borrower and its Subsidiaries to provide loans, advances or Guarantees with respect to such Investments (but excluding any “unapproved capital expenditure amount” as defined below) to exceed 100% of the sum of (i) all cash of the Borrower and its Subsidiaries held in deposit accounts that are subject to a Control Agreement granting the Agent a first priority security interest therein, excluding the Cash Collateral (as such term is defined in the Treasury Credit Agreement), plus (ii) the difference between (x) the Senior Revolving Commitment Amount minus (y) the Senior Revolving Credit Exposure, plus (iii) 95% of the Fair Market Value of all Marketable Securities with an Investment Grade Rating,  plus (iv) 85% of the Fair Market Value of all Marketable Securities with a Non-Investment Grade Rating.  For purposes of this Section 7.12, “unapproved capital expenditure amount” means the portion of any commitment that (i) may only be used for capital expenditures (including drilling and completion of wells, the purchase of assets or other capital expenditures) that are approved by (or consented to by) the Borrower or such Subsidiary in its sole discretion or words of similar effect (whether under a specific approval or under a budget that must be approved) and (ii) exceeds the amount of the capital expenditures that have been so approved and that, if applicable, will not be paid from cash flow from operations under the approved budget.  In addition, for purposes of this Section 7.12, with respect to all Marketable Securities, the Borrower shall, not less frequently than once each calendar week, determine the Fair Market Value of each such Marketable Securities; provided, however, following the occurrence and continuation of an Event of Default, the Administrative Agent shall have the right to require the Borrower to make such determination on a more frequent basis and provide such information to the Administrative Agent.  Borrower shall also provide to the Administrative Agent evidence of compliance with this Section 7.12 on each Compliance Certificate that it delivers pursuant to Section 5.1(c), in form and substance acceptable to the Administrative Agent.

(c)           Section 5.1(g) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(g)           a report of a Responsible Officer of the Total Asset Value of assets disposed of by the Borrower or its Subsidiaries (including loans repaid to the Borrower or its Subsidiaries) subsequent to the most recent public disclosures filed with the Securities and Exchange Commission, promptly following such disposition to the extent that the Total Asset Value of such assets (to the extent not previously reported) exceeds $10,000,000.

(d)           Section 5.9 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 5.9                                Use of Proceeds and Letters of Credit.  The Borrower will use the proceeds of all Senior Revolving Loans for general corporate purposes and for investments in loan portfolios and other similar investments permitted under the Internal Revenue Code.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.  All Letters of Credit will be used for general corporate purposes.

(e)           Section 5.11(b) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(b)           Upon the occurrence of a Triggering Event, Borrower shall promptly, but in any event within 10 days of such Triggering Event enter into a mortgage or deed of trust covering such overriding royalty interest in favor of the Administrative Agent and recorded in the real property records where such overriding royalty interest is located (the “Mortgaged Property”); provided, however, such Loan Party shall not be obligated to enter into a mortgage or deed of trust in respect of any overriding interest that the Borrower has, by notice to the Administrative Agent, then excluded from the determination of Total Asset Value.

2.  Conditions to Effectiveness of this Amendment.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (ii) executed counterparts to this Amendment from the Borrower, each of the Subsidiary Guarantors and the Lenders.

3.  Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution, delivery and performance by Borrower of this Amendment (i) is within Borrower’s power and authority; (ii) has been duly authorized by all necessary corporate and shareholder action; (iii) is not in contravention of any provision of Borrower’s certificate of incorporation or bylaws or other organizational documents; (iv) does not violate any law or regulation, or any order or decree of any Governmental Authority; (v) does not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any such Subsidiary or any of their respective property is bound; (vi) does not result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries; and (vii) does not require the consent or approval of any Governmental Authority or any other person;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(c)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.  Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Subsidiary Guaranty.  Each Subsidiary Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Subsidiary Guarantee Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guarantee Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Guarantors under the Subsidiary Guarantee Agreement.

(b)           Acknowledgment of Perfection of Security Interest. Borrower and each Subsidiary Guarantor hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

5.  Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.  Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7.  No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.  Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.  Counterparts.This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.  Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.  Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Subsidiary Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By: /s/ Stephen K. Gardner
      Name:  Stephen K. Gardner
      Title:  Chief Financial Officer

SUBSIDIARY GUARANTORS:

NGPC FUNDING GP, LLC

By: /s/ Stephen K. Gardner
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

NGPC FUNDING, LP
By: NGPC Funding GP, LLC
Its general partner

By: /s/ Stephen K. Gardner
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

NGPC ASSET HOLDINGS GP, LLC

By: /s/ Stephen K. Gardner
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

NGPC ASSET HOLDINGS, LP
By: NGPC Asset Holdings GP, LLC
Its general partner

By: /s/ Stephen K. Gardner
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

NGPC NEVADA, LLC

By: /s/ Stephen K. Gardner
Name:  Stephen K. Gardner
Title:  Chief Financial Officer

LENDERS:

SUNTRUST BANK, individually and as Administrative Agent and Collateral Agent

By: /s/ James Warren
Name:  James Warren
Title: Managing Director
BRANCH BANK & TRUST CO.

By:                      /s/ Greg Drabik
Name:  Greg Drabik
Title: Assistant Vice President

RAYMOND JAMES BANK, FSB

By:	/s/ Thomas F. Macina
Thomas F. Macina
Senior Vice President
COMERICA BANK

By:/s/ Huma Vadgama
Name: Huma Vadgama
Title:  Vice President

AMEGY BANK National Association

By: /s/ W. Bryan Chapman
W. Bryan Chapman
Senior Vice President
Energy Lending